                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-34630) and related Prospectus of Genelabs Technologies, Inc. for the registration of 5,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 10, 2000 with respect to the consolidated financial statements of Genelabs Technologies, Inc. included in its Annual Report on Form 10-K/A for the year ended December 31, 1999, filed with the Securities and Exchange Commission.





                                                         /s/ ERNST & YOUNG LLP
                                                        ----------------------




Palo Alto, California
June 21, 2000